United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       November 2, 2010

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Current Report on Form 8-K, other than statements of historical information, are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may sometimes be identified by such words as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue” or similar words. We believe that it is important to communicate our future expectations to investors.  However, these forward-looking statements involve many risks and uncertainties. Our actual results could differ materially from those indicated in such forward-looking statements as a result of certain factors, including but not limited to, those set forth under Risk Factors in our Annual Report on Form 10-K previously filed with the Securities and Exchange Commission (“SEC”) and subsequent 10-Q’s. We are under no duty to update any of the forward-looking statements after the date of this Current Report on Form 8-K to conform these statements to actual results.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective November 2, 2010, John T. McDonald resigned as Chairman and director of the Company as of October 25, 2010.

Effective November 2, 2010, Mr. McDonald and the Company entered into a Transition Agreement.  Under the terms of the Transition Agreement, Mr. McDonald is engaged as a consultant with the Company through January 1, 2011. For his consulting services, Mr. McDonald will be paid a consulting fee calculated at the annual rate of $150,000 per annum and will continue to receive the benefits he received as Chairman, to the extent not prohibited by applicable law or the terms of the applicable benefit plan. The Transition Agreement further provides that Mr. McDonald will receive no bonus under the Company’s 2010 variable compensation program.  Mr. McDonald’s vesting in equity awards previously granted will continue through the term of his consulting arrangement as set forth under the terms of his grant agreements.  In addition, if Mr. McDonald continues as a consultant through January 1, 2011, on that date one-half of the equity awards which would otherwise have vested in 2011 will vest.  All other unvested equity awards will terminate as of that date.

Under the Transition Agreement Mr. McDonald agreed to a full release of the Company for any legal claims, reaffirmed and clarified certain covenants under his existing non-compete agreement, and agreed not to disparage the Company.  The Company also provided Mr. McDonald a limited release based on representations provided to the Company.

The Company estimates that the charges arising from the Transition Agreement will reduce GAAP earnings per share for fourth quarter 2010 by $0.01 to $0.02 as a result of additional stock compensation associated with the modification of his equity awards.  Mr. McDonald’s departure will result in reduced expenses estimated to be $0.05 per share in fiscal 2011, composed of approximately $0.04 per share in stock compensation and $0.01 per share in cash compensation and related costs and benefits.

A copy of the Transition Agreement is filed with this Form 8-K as Exhibit 99.1, and the foregoing description of the terms of the agreement are qualified in their entirety by the attached agreement.

ITEM 7.01 REGULATION FD DISCLOSURE

On November 2, 2010, the Company issued a press release announcing Mr. McDonald’s resignation reported above.  A copy of the press release is filed with this Form 8-K as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall such information and Exhibit 99.2 be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company will post this Form 8-K on its Internet website at www.perficient.com.  References to the Company’s website address are included in the Form 8-K only as inactive textual references and the Company does not intend them to be active links to its website.  Information contained in the Company’s website does not constitute part of the Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Transition Agreement, by and between John T. McDonald and Perficient, Inc.
99.2	Perficient, Inc. Press Release, dated November 2, 2010, announcing Mr. McDonald’s resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: November 2, 2010	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Transition Agreement, by and between John T. McDonald and Perficient, Inc.
99.2	Perficient, Inc. Press Release, dated November 2, 2010, announcing Mr. McDonald’s resignation.